EXHIBIT 1

                                    AGREEMENT

         The undersigned hereby agree that this Amendment No. 3 to Schedule 13D filed by us with respect to the Common Stock, no par value, of North American Vaccine, Inc. is filed on behalf of each of us.

Date: December 17, 1999          /S/ PHILLIP FROST, M.D.
                                 -----------------------------------------------
                                 Phillip Frost, M.D.


                                 FROST-NEVADA, LIMITED PARTNERSHIP


Date: December 17, 1999          By: /S/ DAVID H. MOSKOWITZ
                                     -------------------------------------------
                                     David H.  Moskowitz,  President of Frost-
                                     Nevada Corporation, General Partner

                                 FROST-NEVADA CORPORATION


Date: December 17, 1999          By: /S/ DAVID H. MOSKOWITZ
                                     -------------------------------------------
                                     David H. Moskowitz, President, Director